UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2010

Cowlitz Bancorporation

(Exact Name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-23881 (Commission File Number)	91 - 1529841 (IRS Employer Identification No.)

927 Commerce Ave., Longview, WA 98632 (Former address) P.O. Box 83866, Kelso, WA 98626 (Mailing address) Address of Principal Executive Office and Zip Code

Name and telephone number of person to contact in regards to this filing: Andrew H. Ognall 503-221-2207

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The NASDAQ Stock Market (“Nasdaq”) filed a Form 25-NSE with the Securities and Exchange Commission on August 17, 2010, to remove the securities of Cowlitz Bancorporation (the “Company”) from listing on Nasdaq. The delisting becomes effective on August 27, 2010.

The Company’s common stock currently is quoted for trade on the OTCQB, and the Company expects that such quotation will continue following August 27, 2010. However, there is no assurance that any quotation on the OTCQB will be maintained.

This Current Report contains forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. You should not place undue reliance on forward-looking statements and, except as required by applicable law, we undertake no obligation to update any such statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in this Current Report as a result of risk factors identified in the Company's Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission. The Company makes forward-looking statements in this Current Report related to the quotation of the Company's common stock on the OTCQB.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2010	COWLITZ BANCORPORATION (Registrant) By: /s/ Gerald L. Brickey Gerald L. Brickey Chief Financial Officer